Exhibit 5.1

Penske Automotive

Shane M. Spradlin
Executive Vice President, General Counsel and Secretary

Penske Automotive Group, Inc.
2555 Telegraph Road
Bloomfield Hills, MI 48302

March 19, 2013

Re: Penske Automotive Group, Inc. Registration
Statement on Form S-4

Ladies and Gentlemen:

I have acted as counsel to Penske Automotive Group, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-4 (the “Registration Statement”), of (i) the proposed offer by the Company to exchange (the “Exchange Offer”) an aggregate principal amount of up to $550,000,000 of the Company’s outstanding 5.75% Senior Subordinated Notes Due 2022 (the “Outstanding Notes”) for an equal principal amount of the Company’s 5.75% Senior Subordinated Notes Due 2022 (the “Exchange Notes”), which will be registered under the Securities Act of 1933, as amended (the “Act”) and (ii) the guarantees (the “Guarantees”), pursuant to the Indenture referred to below, of the Guarantors listed in the Registration Statement (the “Guarantors”). The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of August 28, 2012, as amended (the “Indenture”), among the Company, as Issuer, the Guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The entities listed on Schedule A to this letter as the Delaware and New York Guarantors are collectively referred to in this letter as the “Delaware and NY Guarantors”.  The Guarantors that are not listed on Schedule A to this letter are collectively referred to in this letter as the “Other Guarantors”.

I have examined originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including with respect to the Delaware and NY Guarantors. The Exchange Notes, Guarantees and the Indenture are referred to herein as the “Transaction Documents.” I have also conducted such investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies. As to any facts material to this opinion that I did not independently establish or verify, I have, with your consent, relied upon the statements, certificates and representations of officers and other representatives of parties to the Transaction Documents. I have also assumed the valid authorization, execution and delivery of each of the Transaction Documents by each party thereto other than the Company and the Guarantors, and I have assumed that each such other party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, and that each of the Transaction Documents constitutes the valid and binding obligation of all such other parties, enforceable against them in accordance with its terms.

I am a member of the Bar of the State of New York and the Bar of the State of Michigan, and I have not considered, and I express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York, the State of Michigan, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof (the “Relevant Laws”).  Insofar as the opinions in this letter relate to or are dependent upon matters governed by the laws of each of the jurisdictions where the Other Guarantors are organized or incorporated, I have relied upon the opinion of Dykema Gossett PLLC, dated the date hereof, which is being filed as an exhibit to the Registration Statement.

Based upon the foregoing, and subject to the qualifications set forth in this letter, it is my opinion that when (a) the Registration Statement has become effective under the Act, (b) the Outstanding Notes have been exchanged in the manner described in the prospectus forming a part of the Registration Statement, (c) the Exchange Notes have been duly executed, authenticated, issued and delivered by the Company in accordance with the terms of the Indenture, against receipt of the Outstanding Notes surrendered in exchange therefor, (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (e) applicable provisions of “blue sky” laws have been complied with,

(a)               the Exchange Notes will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law); and

(b)               the Guarantees proposed to be issued pursuant to the Exchange Offer will constitute valid and legally binding obligations of each Guarantor, entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

The opinions expressed herein are subject to the following qualifications and comments:

(a)               Any provisions of the Exchange Notes that permit any party thereto to take action or make determinations, or to benefit from indemnities and similar undertakings of any party to the Exchange Notes, may be subject to a requirement that such action be taken or such determinations be made, and any action or inaction by such party that may give rise to a request for payment under such an undertaking be taken or not taken, on a reasonable basis and in good faith.

(b)               I express no opinion as to whether a federal or state court outside New York would give effect to (i) any choice of law provided for in the Exchange Notes, or (ii) any waiver of jury trial found in the Exchange Notes.

I hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Shane M. Spradlin
Shane M. Spradlin
Executive Vice President,
General Counsel and Secretary

Attachment

cc:           David K. Jones, Penske Automotive Group, Inc. Chief Financial Officer

SCHEDULE A

Delaware and New York Guarantors

Guarantor	State of Incorporation or Organization
ATLANTIC AUTO FUNDING CORPORATION	Delaware
ATLANTIC AUTO SECOND FUNDING CORPORATION	Delaware
ATLANTIC AUTO THIRD FUNDING CORPORATION	Delaware
AUTOMOTIVE MEDIA HOLDINGS, LLC	Delaware
BRETT MORGAN CHEVROLET-GEO, INC.	Delaware
CJNS, LLC	Delaware
CLASSIC ENTERPRISES, LLC	Delaware
CLASSIC MOTOR SALES, LLC	Delaware
CLASSIC NISSAN OF TURNERSVILLE, LLC	Delaware
COVINGTON PIKE DODGE, INC.	Delaware
CYCLE HOLDINGS, LLC	Delaware
DEALER ACCESSORIES, LLC	Delaware
DIFEO PARTNERSHIP, LLC	Delaware
DAN YOUNG MOTORS, LLC	Delaware
D. YOUNG CHEVROLET, LLC	Delaware
FRN OF TULSA, LLC	Delaware
GOODSON NORTH, LLC	Delaware
GOODSON PONTIAC-GMC, LLC	Delaware
GOODSON SPRING BRANCH, LLC	Delaware
HBL, LLC	Delaware
HT AUTOMOTIVE, LLC	Delaware
JS IMPORTS	Delaware
KMPB, LLC	Delaware
LANDERS AUTO SALES, LLC	Delaware
LATE ACQUISITION I, LLC	Delaware
LATE ACQUISITION II, LLC	Delaware
MOTORCARS ACQUISITION II, LLC	Delaware
MOTORCARS ACQUISITION III, LLC	Delaware
MOTORCARS ACQUISITION IV, LLC	Delaware
MOTORCARS ACQUISITION V, LLC	Delaware
MOTORCARS ACQUISITION VI, LLC	Delaware
MOTORCARS ACQUISITION, LLC	Delaware
NATIONAL CITY FORD, INC.	Delaware
PAG ACQUISITION 27, LLC	Delaware
PAG ACQUISITION 28, LLC	Delaware
PAG ACQUISITION 36, LLC	Delaware
PAG ACQUISITION 40, LLC	Delaware
PAG ACQUISITION 41, LLC	Delaware
PAG AZ PROPERTIES, LLC	Delaware
PAG ARKANSAS F1, LLC	Delaware

Guarantor	State of Incorporation or Organization
PAG ARKANSAS F2, LLC	Delaware
PAG ARKANSAS MIT, LLC	Delaware
PAG ATLANTA MANAGEMENT, INC.	Delaware
PAG AUSTIN H1, LLC	Delaware
PAG AUSTIN S1, LLC	Delaware
PAG AVONDALE H1, LLC	Delaware
PAG BEDFORD A1, LLC	Delaware
PAG BEDFORD P1, LLC	Delaware
PAG BEDFORD PROPERTIES, LLC	Delaware
PAG CHANTILLY M1, LLC	Delaware
PAG CLOVIS T1, INC.	Delaware
PAG DISTRIBUTOR S1, LLC	Delaware
PAG EAST, LLC	Delaware
PAG EDISON B1, LLC	Delaware
PAG GOODYEAR F1, LLC	Delaware
PAG GREENWICH M1, LLC	Delaware
PAG INVESTMENTS, LLC	Delaware
PAG MADISON L1, LLC	Delaware
PAG MADISON T1, LLC	Delaware
PAG MARIN M1, INC.	Delaware
PAG MICHIGAN HOLDINGS, LLC	Delaware
PAG MICHIGAN S1, LLC	Delaware
PAG NORTHERN CALIFORNIA MANAGEMENT, INC.	Delaware
PAG NORTH SCOTTSDALE BE, LLC	Delaware
PAG ONTARIO B1, INC.	Delaware
PAG ORANGE COUNTY MANAGEMENT COMPANY, INC.	Delaware
PAG ORANGE COUNTY RR1, INC.	Delaware
PAG ORLANDO GENERAL, INC.	Delaware
PAG ORLANDO LIMITED, INC.	Delaware
PAG SAN FRANCISCO N1, INC.	Delaware
PAG SAN JOSE S1, INC.	Delaware
PAG SANTA ANA AVW, INC.	Delaware
PAG SANTA ANA B1, INC.	Delaware
PAG SURPRISE T1, LLC	Delaware
PAG TEMPE M1, LLC	Delaware
PAG TEXAS MANAGEMENT COMPANY, LLC	Delaware
PAG TURNERSVILLE AU, LLC	Delaware
PAG WEST, LLC	Delaware
PAG WEST ACQUISITION 7, INC.	Delaware
PAG WEST ACQUISITION 8, INC.	Delaware
PAG WEST ACQUISITION 9, INC.	Delaware
PAG WEST BAY MIT, LLC	Delaware
PALM AUTO PLAZA, LLC	Delaware
PENSKE CAR RENTAL HOLDINGS, LLC	Delaware
PENSKE CAR RENTAL INDIANA, LLC	Delaware

Guarantor	State of Incorporation or Organization
PENSKE CAR RENTAL MEMPHIS, LLC	Delaware
PENSKE DIRECT, LLC	Delaware
PENSKE WHOLESALE OUTLET, LLC	Delaware
PMRC, LLC	Delaware
SCOTTSDALE 101 MANAGEMENT, LLC	Delaware
SCOTTSDALE PAINT & BODY, LLC	Delaware
SK MOTORS, LLC	Delaware
SL AUTOMOTIVE, LLC	Delaware
SUN MOTORS, LLC	Delaware
TURNERSVILLE AUTO OUTLET, LLC	Delaware
UAG ARKANSAS FLM, LLC	Delaware
UAG ATLANTA H1, LLC	Delaware
UAG CAPITOL, INC.	Delaware
UAG CAROLINA, INC.	Delaware
UAG CENTRAL NJ, LLC	Delaware
UAG CHANTILLY AU, LLC	Delaware
UAG CITRUS MOTORS, LLC	Delaware
UAG CLASSIC, INC.	Delaware
UAG CLOVIS, INC.	Delaware
UAG CONNECTICUT, LLC	Delaware
UAG EAST, LLC	Delaware
UAG ESCONDIDO A1, INC.	Delaware
UAG ESCONDIDO H1, INC.	Delaware
UAG ESCONDIDO M1, INC.	Delaware
UAG FAYETTEVILLE I, LLC	Delaware
UAG FAYETTEVILLE II, LLC	Delaware
UAG FAYETTEVILLE III, LLC	Delaware
UAG FINANCE COMPANY, INC.	Delaware
UAG GRACELAND II, INC.	Delaware
UAG HUDSON CJD, LLC	Delaware
UAG INTERNATIONAL HOLDINGS, INC.	Delaware
UAG KISSIMMEE MOTORS, INC.	Delaware
UAG LANDERS SPRINGDALE, LLC	Delaware
UAG LOS GATOS, INC.	Delaware
UAG MARIN, INC.	Delaware
UAG MEMPHIS II, INC.	Delaware
UAG MEMPHIS IV, INC.	Delaware
UAG MEMPHIS MANAGEMENT, INC.	Delaware
UAG MENTOR ACQUISITION, LLC	Delaware
UAG MICHIGAN CADILLAC, LLC	Delaware
UAG MICHIGAN H1, LLC	Delaware
UAG MICHIGAN H2, LLC	Delaware
UAG MICHIGAN PONTIAC-GMC, LLC	Delaware
UAG MICHIGAN T1, LLC	Delaware
UAG MICHIGAN TMV, LLC	Delaware

Guarantor	State of Incorporation or Organization
UAG MINNEAPOLIS B1, LLC	Delaware
UAG NANUET II, LLC	Delaware
UAG NEVADA LAND, LLC	Delaware
UAG NORTHEAST, LLC	Delaware
UAG PHOENIX VC, LLC	Delaware
UAG REALTY, LLC	Delaware
UAG ROYAL PALM, LLC	Delaware
UAG ROYAL PALM M1, LLC	Delaware
UAG SAN DIEGO A1, INC.	Delaware
UAG SAN DIEGO AU, INC.	Delaware
UAG SAN DIEGO H1, INC.	Delaware
UAG SAN DIEGO JA, INC.	Delaware
UAG SAN DIEGO MANAGEMENT, INC.	Delaware
UAG SPRING, LLC	Delaware
UAG STEVENS CREEK II, INC.	Delaware
UAG SUNNYVALE, INC.	Delaware
UAG TEXAS II, INC.	Delaware
UAG TEXAS, LLC	Delaware
UAG TULSA HOLDINGS, LLC	Delaware
UAG TURNERSVILLE MOTORS, LLC	Delaware
UAG TURNERSVILLE REALTY, LLC	Delaware
UAG VK, LLC	Delaware
UAG WEST BAY AM, LLC	Delaware
UAG WEST BAY FM, LLC	Delaware
UAG WEST BAY IA, LLC	Delaware
UAG WEST BAY IAU, LLC	Delaware
UAG WEST BAY IB, LLC	Delaware
UAG WEST BAY II, LLC	Delaware
UAG WEST BAY IL, LLC	Delaware
UAG WEST BAY IM, LLC	Delaware
UAG WEST BAY IN, LLC	Delaware
UAG WEST BAY IP, LLC	Delaware
UAG WEST BAY IV, LLC	Delaware
UAG WEST BAY IW, LLC	Delaware
UAG YOUNG II, INC.	Delaware
UAG-CARIBBEAN, INC.	Delaware
UNITED AUTO LICENSING, LLC	Delaware
UNITED AUTOCARE PRODUCTS, LLC	Delaware
UNITED FORD BROKEN ARROW, LLC	Delaware
UNITED FORD NORTH, LLC	Delaware
UNITED RANCH AUTOMOTIVE, LLC	Delaware
UNITEDAUTO DODGE OF SHREVEPORT, INC.	Delaware
UNITEDAUTO FIFTH FUNDING, INC.	Delaware
UNITEDAUTO FINANCE, INC.	Delaware
UNITEDAUTO FOURTH FUNDING INC.	Delaware

Guarantor	State of Incorporation or Organization
UNITED AUTO SCOTTSDALE PROPERTY HOLDINGS, LLC	Delaware
WEST PALM NISSAN, LLC	Delaware
WEST PALM S1, LLC	Delaware
WESTBURY SUPERSTORE, LTD.	New York
YOUNG AUTOMOTIVE HOLDINGS, LLC	Delaware